UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

WORKSPORT LTD.

(Exact name of registrant as specified in its charter)

Nevada	001-40681	35-2696895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N America Dr

West Seneca, New York 14224
(Address of principal executive offices) (ZIP Code)

(888) 554-8789

Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	WKSP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 3, 2026, Worksport Ltd., a Nevada corporation (the “Company”), held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”).

As of the close of business on July 7, 2026, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were 15,282,595 shares of the Company’s common stock, 100 shares of Series A Preferred Stock and 427,912 shares of Series C Preferred Stock issued and outstanding. Holders of common stock are entitled to one vote per share. The Series A Preferred Stock is entitled to 51% of the total voting power of the Company regardless of the number of shares outstanding. Steven Rossi, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors (the “Board”), beneficially owns 100% of the outstanding Series A Preferred Stock. The Series C Preferred Stock has no voting rights.

At the Annual Meeting, a total of 24,005,818 votes were represented in person or by proxy, constituting 76.94% of the total voting power entitled to vote and a quorum under Nevada law and the Company’s Bylaws.

The final voting results for each proposal submitted to a vote of shareholders are set forth below.

1.	Election of the five nominees to the Board:

Name	Votes For	Withheld	Broker Non-Votes
Steven Rossi	18,233,473	260,864	5,511,481
Lorenzo Rossi	18,181,165	313,172	5,511,481
Craig Loverock	18,119,374	374,963	5,511,481
William Caragol	18,135,830	358,507	5,511,481
Ned L. Siegel	18,177,661	316,676	5,511,481

Shareholders elected each of the following five nominees to serve as directors until the Company’s 2027 annual meeting of shareholders or until their successors are duly elected and qualified: Steven Rossi, Lorenzo Rossi, Craig Loverock, William Caragol and Ned L. Siegel.

2.	Ratification of Lumsden & McCormick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,569,620	363,560	72,638	0

Shareholders approved the ratification of the appointment of Lumsden & McCormick, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

3.	Advisory proposal expressing stockholder support for the Board to consider declaring special dividends in connection with the sale of any business unit or material asset:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,109,611	325,848	58,878	5,511,481

Shareholders approved, on an advisory and non-binding basis, the proposal expressing stockholder support for the Board of Directors to consider declaring special dividends in connection with the sale of any business unit or material asset of the Company, subject to applicable law and the Board’s fiduciary duties.

4.	Authorization for the Board of Directors to effect reverse and/or forward stock splits:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,904,023	2,031,649	70,146	0

Shareholders authorized the Board of Directors, in its discretion, to effect one or more reverse stock splits of the Company’s outstanding common stock at an aggregate ratio of not less than 1-for-2 and not greater than 1-for-250, with the exact number, timing and ratio of any such reverse stock splits to be determined by the Board, or one or more forward stock splits of the Company’s outstanding common stock, with the exact number, timing and ratio of any such forward stock splits to be determined by the Board, at any time prior to the second anniversary of the Annual Meeting, and, in either case, to abandon such action if deemed advisable by the Board.

5.	Adjournment of the Annual Meeting:

Proposal No. 5 was not submitted to a formal vote at the Annual Meeting. The Chairman announced during the meeting that Proposal No. 5 was no longer necessary because sufficient votes had been received to approve the other proposals, and accordingly, no action was taken on Proposal No. 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: September 4, 2026	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer (Principal Executive Officer)